Exhibit 32.1

Certification of Principal Executive Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with this Annual Report on Form 10-K for the period ended December 31, 2023 of Fidelity Wise Origin Bitcoin Fund (the “Registrant”) and each of its series, as filed with the U.S. Securities and Exchange Commission on the date hereof, I, Cynthia Lo Bessette, the Principal Executive Officer of the Registrant, hereby certify, to the best of my knowledge, that:

1.
The Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.
The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: March 21, 2024	By:	/s/ Cynthia Lo Bessette
	Name:	Cynthia Lo Bessette
	Title:	Principal Executive Officer
Fidelity Wise Origin Bitcoin Fund